Exhibit 10.18

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Wells Fargo Bank, National Association Real Estate Group (AU# 02955) 230 Main Street, Suite 800 Irvine, CA 92614 Attn: Jeri Gehrer Loan No. 1002835

THIS DEED OF TRUST SECURES A NOTE WHICH PROVIDES FOR A VARIABLE INTEREST

DEED OF TRUST
WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
Term or Maturity Date (exclusive of any renewal or extension rights): January 27, 2016

THIS DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING ("Deed of Trust"), made as of January 27, 2011, is from KBSII GRANITE TOWER, LLC, a Delaware limited liability company ("Grantor"), to the Public Trustee of the City and County of Denver, State of Colorado ("Trustee"), for the benefit of Wells Fargo Bank, National Association, as administrative agent for itself and certain additional lenders ("Beneficiary").

ARTICLE 1. GRANT IN TRUST

1.1
GRANT. For the purposes of and upon the terms and conditions in this Deed of Trust, Grantor irrevocably grants, bargains, mortgages, sells, conveys and assigns to Trustee, in trust forever for the benefit of Beneficiary, with power of sale and right of entry and possession, all of that real property located in the County of Denver, State of Colorado, described on Exhibit A attached hereto, together with the Collateral (as defined in Section 4.1 below) together with all right, title, interest, and privileges of Grantor in and to all development rights or credits, air rights, and all minerals, oil and gas, and other hydrocarbon substances in, on or under the real property, and all appurtenances, easements, rights and rights of way appurtenant or related thereto; any and all rights of Grantor, as a declarant or otherwise, under any covenants, conditions, and restrictions now or hereafter pertaining to the real property described on Exhibit A hereto, including that certain Amended and Restated Master Declaration of Block 95 Condominiums dated December 16, 2005 and recorded December 19, 2005, Reception No. 2005215222, Official Record City and County of Denver (“Official Record”), amended and restated effective as of January 1, 2008, Reception No. 2010115794, Official Record, provided, however, that Beneficiary shall have no liability under such covenants, conditions, and restrictions unless and until Beneficiary forecloses on the real property; all buildings, other improvements and fixtures now or hereafter located on the real property, including, but not limited to, all apparatus, equipment, and appliances used in the operation or occupancy of the real property, it being intended by the parties that all such items shall be conclusively considered to be a part of the real property, whether or not attached or affixed to the real property (the "Improvements"); all right, title and interest of Grantor in any street, road, alley or other public right of way adjacent to the real property described on Exhibit A hereto, whether open, proposed or

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vacated; all rents, income, receipts, revenues, issues and profits of and from said real property, whether the same are attributable to or collected before or after any Default (as hereinafter defined); any and all governmental or quasi-governmental licenses, permits or approvals which relate to the development, use or operation of or otherwise relate to said real property; all awards and payments, including interest thereon, resulting from any public or private condemnation or taking of, casualty or injury to, or decrease in the value of, any of the property interests encumbered hereby; all water and water rights, wells and well rights, canals and canal rights, ditch and ditch rights and reservoirs and reservoir rights appurtenant to or associated with said real property, whether decreed or undecreed, tributary, non-tributary, or not non-tributary, surface or underground, or appropriated or unappropriated, and together with any and all shares of stock in water, ditch, lateral and canal companies, well permits and all other evidences of any such rights; and all rights under any condominium declaration and in and to any joint use cost sharing agreement for recreational facilities or other facilities affecting the real property; any and all contracts for sale of condominium units, together with any and all deposits paid under such contracts; all interest or estate which Grantor may hereafter acquire in the property described above, and all additions and accretions thereto, and the proceeds of any of the foregoing; (all of the foregoing being collectively referred to as the "Subject Property"). The listing of specific rights or property shall not be interpreted as a limit of general terms.

1.2
ADDRESS. The address of the subject property (if known) is: 1099 18th Street, Denver, Colorado. However, neither the failure to designate an address nor any inaccuracy in the address designated shall affect the validity or priority of the lien of this Deed of Trust on the Subject Property as described on Exhibit A.

ARTICLE 2. OBLIGATIONS SECURED

2.1	OBLIGATIONS SECURED. Grantor makes this Deed of Trust for the purpose of securing the following obligations ("Secured Obligations"):

(a)
Payment to Lenders (as defined in the Loan Agreement (as defined below)) of all sums at any time owing under one or more secured promissory notes (initially dated January 27, 2011 and maturing on January 27, 2016 (subject to extension in accordance with the Loan Agreement referenced below)) made in the aggregate principal amount of Three Hundred and Sixty Million Dollars ($360,000,000) (the “Loan”) executed by Grantor and certain other parties, as borrowers ("Borrowers"), from time to time in connection with the Loan Agreement, and payable to the order of one or more Lenders, including, without limitation (i) any replacement Note executed pursuant to Section 2.15 of the Loan Agreement in connection with an increase of the Loan to a maximum principal amount of Three Hundred and Seventy-Two Million Dollars ($372,000,000) and (ii) any replacement Note executed pursuant to Section 3.4 of the Loan Agreement in connection with the joinder of additional Borrowers to the Loan Agreement (collectively, as the same may be amended, restated or replaced from time to time, the “Note”); and

(b)	Payment and performance of all covenants and obligations of Grantor under this Deed of Trust; and

(c)
Payment and performance of all covenants and obligations on the part of Borrowers under that certain Amended and Restated and Consolidated Loan Agreement (as the same may be amended, restated or replaced from time to time, "Loan Agreement"), dated January 27, 2011, by and among Borrowers, Beneficiary, and Lenders, the Hazardous Materials Indemnity Agreement (as defined in the Loan Agreement), and all other “Loan Documents” as defined in the Loan Agreement; and

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(d)	Payment and performance of all covenants and obligations, if any, of any rider attached as an Exhibit to this Deed of Trust; and

(e)
Payment and performance of all future advances and other obligations that the then record owner of all or part of the Subject Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when such future advance or obligation is evidenced by a writing which recites that it is secured by this Deed of Trust; and

(f)
Payment and performance of all covenants and obligations of Borrowers (or any of them) under (i) the Existing Swap and (ii) any other Swap Agreement, which agreement is evidenced by a writing that recites it is secured by this Deed of Trust; and

(g)
All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2
OBLIGATIONS. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges (if any), late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3
STATUTORY MAXIMUMS. Solely for purposes of applying Colorado Revised Statutes (C.R.S.) §38-39-106(1), Trustor stipulates that this Deed of Trust may secure advances, including future advances (whether obligatory or optional), up to a total maximum principal amount of $372,000,000, but this stated maximum will not otherwise be construed to limit the amount or scope of the Secured Obligations. That total maximum principal amount may include any sums or portions thereof included within the Secured Obligations from time to time as may be designated by Beneficiary.

2.4
INCORPORATION. All capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement. To the extent permitted by applicable law, all persons who may have or acquire an interest in the Subject Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the Note or the Loan Agreement may permit borrowing, repayment and re‑borrowing so that repayments shall not reduce the amounts of the Secured Obligations; and (b) the rate of interest on one or more Secured Obligations may vary from time to time.

ARTICLE 3. ASSIGNMENT OF LEASES AND RENTS

3.1
ASSIGNMENT. Grantor hereby irrevocably assigns to Beneficiary all of Grantor's right, title and interest in, to and under: (a) all leases of the Subject Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Subject Property or any portion thereof, whether now existing or entered into after the date hereof ("Leases"); and (b) the rents, revenue, income, issues, deposits and profits of the Subject Property, including, without limitation, all parking income and all amounts payable and all rights and benefits accruing to Grantor under the Leases ("Payments"). The term "Leases" shall also include all guarantees of and security for the lessees' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. To the extent permitted by applicable law, this is a present and absolute

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assignment, not an assignment for security purposes only, and Beneficiary's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Subject Property, and without any commencement of a foreclosure or appointment of a receiver.

3.2
GRANT OF LICENSE. Beneficiary confers upon Grantor a license ("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). To the extent permitted by applicable law, upon a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to Section 6.4 without notice and without taking possession of the Subject Property, and further without commencement of a foreclosure or appointment of a receiver. Grantor hereby irrevocably authorizes and directs the lessees under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the lessees' undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing hereunder. Grantor hereby relieves the lessees from any liability to Grantor by reason of relying upon and complying with any such notice or demand by Beneficiary. Furthermore, upon any Default and revocation of the License as aforesaid, Beneficiary shall be entitled to receive and Grantor covenants to deliver immediately to Beneficiary, upon demand, any and all Payments theretofore collected by Grantor which remain in the possession or control of Grantor, whether or not commingled with other funds of Grantor, and to the extent such Payments have not been delivered, the Payments shall be held in trust for Beneficiary.

3.3
EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Subject Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; or (c) responsible or liable for any waste committed on the Subject Property by the lessees under any of the Leases or any other parties; for any dangerous or defective condition of the Subject Property; or for any negligence in the management, upkeep, repair or control of the Subject Property resulting in loss or injury or death to any lessee, licensee, employee, invitee or other person. Beneficiary shall not directly or indirectly be liable to Grantor or any other person as a consequence of: (i) the exercise or failure to exercise by Beneficiary or Trustee, or any of their respective employees, agents, contractors or subcontractors, any of the rights, remedies or powers granted to Beneficiary hereunder; or (ii) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Grantor arising under the Leases.

3.4
REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that, to the best of Grantor’s knowledge: (a) Grantor has delivered to Beneficiary a rent roll that, as of the date hereof, contains a true, accurate and complete list of all Leases; (b) all existing Leases are in full force and effect and are enforceable in accordance with their respective terms, and no breach or default, or event which would constitute a breach or default after notice or the passage of time, or both, exists under any existing Leases on the part of any party; (c) no rent or other payment under any existing Lease has been paid by any lessee for more than one (1) month in advance; and (d) none of the lessor's interests under any of the Leases has been transferred or assigned.

3.5
COVENANTS. Grantor covenants and agrees at Grantor's sole cost and expense to: (a) perform the obligations of lessor contained in the Leases and enforce by all appropriate remedies performance by the lessees of the obligations of the lessees contained in the Leases; (b) give Beneficiary prompt written notice of any material default which occurs with respect to any of the Leases, whether the default be that of the lessee or of the lessor; (c) exercise Grantor's best efforts to keep all portions of the Subject Property that are capable of being leased at rental rates pursuant to the terms of the Loan Agreement;

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(d) deliver to Beneficiary fully executed, copies of each and every Lease that it is required to deliver in accordance with the Loan Agreement; and (e) execute and record such additional assignments of any Lease or, if required by the terms of the Loan Agreement, use commercially reasonable effort to obtain specific subordinations (or subordination, attornment and non-disturbance agreements executed by the lessor and lessee) of any Lease to the Deed of Trust, in form and substance acceptable to Beneficiary, as Beneficiary may request. Grantor shall not, without Beneficiary's prior written consent or as otherwise permitted by any provision of the Loan Agreement: (i) to the extent prohibited by the terms of the Loan Agreement, enter into any Leases after the date hereof; (ii) execute any other assignment relating to any of the Leases; (iii) to the extent prohibited by the terms of the Loan Agreement, discount any rent or other sums due under the Leases or collect the same in advance, other than to collect rentals one (1) month in advance of the time when it becomes due; (iv) to the extent prohibited by the terms of the Loan Agreement, terminate, modify or amend any of the terms of the Leases or in any manner release or discharge the lessees from any obligations thereunder; (v) to the extent prohibited by the terms of the Loan Agreement, consent to any assignment or subletting by any lessee; or (vi) subordinate or agree to subordinate any of the Leases to any other deed of trust or encumbrance. Any such attempted action in violation of the provisions of this Section 3.5 shall be null and void. Without in any way limiting the requirement of Beneficiary's consent hereunder, any sums received by Grantor in consideration of any termination (or the release or discharge of any lessee) modification or amendment of any Lease shall be applied as set forth in the Loan Agreement.

3.6
ESTOPPEL CERTIFICATES. Within thirty (30) days after written request by Beneficiary, Grantor shall deliver to Beneficiary and to any party designated by Beneficiary estoppel certificates executed by Grantor, and use its best efforts to obtain such estoppel certificates executed by each of the lessees, in each case in recordable form, certifying (if such be the case): (a) that the foregoing assignment and the Leases are in full force and effect; (b) the date of each lessee's most recent payment of rent; (c) that there are no defenses or offsets outstanding, or stating those claimed by Grantor or lessees under the foregoing assignment or the Leases, as the case may be; and (d) any other information reasonably requested by Beneficiary.

ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1
SECURITY INTEREST. Grantor hereby grants and assigns to Beneficiary as of the date hereof a security interest, to secure payment and performance of all of the Secured Obligations, in all of the following described personal property in which Grantor now or at any time hereafter has any interest (collectively, the "Collateral"):

All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property and embedded software included therein, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on (i) the real property described on Exhibit A attached hereto and incorporated by reference herein (to the extent the same are not effectively made a part of the real property pursuant to Section 1.1 above) or (ii) the Improvements (which real property and Improvements are collectively referred to herein as the Subject Property); together with all rents (to the extent, if any, they are not subject to Article 3); all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, (including, without limitation, all acquisition agreements with respect to the Subject Property); all of Grantor's rights under any Swap Agreement, including, without limitation, the Existing Swap; all Contracts referenced in Section 5.16 below (including property management and leasing agreements), architects’ agreements, and/or construction agreements with respect

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to the completion of any improvements on the Subject Property), general intangibles, chattel paper (whether electronic or tangible), instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the ownership, management, leasing or operation of the Subject Property or any business now or hereafter conducted thereon by Grantor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Subject Property; all deposits or other security now or hereafter made with or given to utility companies by Grantor with respect to the Subject Property; all advance payments of insurance premiums made by Grantor with respect to the Subject Property; all plans, drawings and specifications relating to the Subject Property; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any loan agreement; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Subject Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files to the extent relating to any of the foregoing.

As to all of the above described personal property which is or which hereafter becomes a "fixture" under applicable law, this Deed of Trust constitutes a fixture filing under the Colorado Uniform Commercial Code, as amended or recodified from time to time (the “UCC”), and is acknowledged and agreed to be a "construction mortgage" under the UCC.

4.2
REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that: (a) Grantor has, as of the date of recordation of this Deed of Trust, and will have, good title to the Collateral; (b) Grantor has not previously assigned or encumbered the Collateral, and no financing statement covering any of the Collateral has been delivered to any other person or entity; (c) Grantor's principal place of business is located at the address shown in Section 7.11; and (d) Grantor's legal name is exactly as set forth on the first page of this Deed of Trust and all of Grantor's organizational documents or agreements delivered to Beneficiary are complete and accurate in every respect.

4.3
COVENANTS. Grantor agrees: (a) to execute and deliver such documents as Beneficiary deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Beneficiary prior written notice thereof; (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder; and (d) that Beneficiary is authorized to file financing statements in the name of Grantor to perfect Beneficiary's security interest in Collateral.

4.4
RIGHTS OF BENEFICIARY. In addition to Beneficiary's rights as a "Secured Party" under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Grantor: (a) give notice to any person of Beneficiary's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; (c) inspect the Collateral; and (d) endorse, collect and receive any right to payment of money owing to Grantor under or from the Collateral. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Grantor to Beneficiary unless Beneficiary shall make an express written election of said remedy under the UCC, or other applicable law.

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4.5
RIGHTS OF BENEFICIARY ON DEFAULT. Upon the occurrence of a Default (hereinafter defined) under this Deed of Trust, then in addition to all of Beneficiary's rights as a "Secured Party" under the UCC or otherwise at law, subject to applicable law:

(a)
Beneficiary may (i) upon written notice, require Grantor to assemble any or all of the Collateral and make it available to Beneficiary at a place designated by Beneficiary; (ii) without prior notice, enter upon the Subject Property or other place where any of the Collateral may be located and take possession of, collect, sell, lease, license and dispose of any or all of the Collateral, and store the same at locations acceptable to Beneficiary at Grantor's expense; (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become the purchaser at any such sales;

(b)
Beneficiary may, for the account of Grantor and at Grantor's expense: (i) operate, use, consume, sell, lease, license or dispose of the Collateral as Beneficiary deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise, or settlement, including insurance claims, which Beneficiary may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Grantor in connection with or on account of any or all of the Collateral; and

(c)
In disposing of Collateral hereunder, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral may be applied by Beneficiary to the payment of expenses incurred by Beneficiary in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Beneficiary toward the payment of the Secured Obligations in such order of application as Beneficiary may from time to time elect.

Notwithstanding any other provision hereof, Beneficiary shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Grantor to Beneficiary unless Beneficiary shall make an express written election of said remedy under UCC, or other applicable law. Grantor agrees that Beneficiary shall have no obligation to process or prepare any Collateral for sale or other disposition.

4.6
POWER OF ATTORNEY. Grantor hereby irrevocably appoints Beneficiary as Grantor's attorney‑in‑fact (such agency being coupled with an interest), and as such attorney‑in‑fact Beneficiary may, without the obligation to do so, in Beneficiary's name, or in the name of Grantor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary's security interests and rights in or to any of the Collateral, and, upon a Default hereunder, take any other action required of Grantor; provided, however, that Beneficiary as such attorney‑in‑fact shall be accountable only for such funds as are actually received by Beneficiary.

4.7
POSSESSION AND USE OF COLLATERAL. Except as otherwise provided in this Section or the other Loan Documents (as defined in the Loan Agreement), so long as no Default exists under this Deed of Trust or any of the Loan Documents, Grantor may possess, use, move, transfer or dispose of any of the Collateral in the ordinary course of Grantor's business and in accordance with the Loan Agreement.

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ARTICLE 5. RIGHTS AND DUTIES OF THE PARTIES

5.1
TITLE. Grantor represents and warrants that, except as disclosed to Beneficiary in a writing which refers to this warranty, Grantor lawfully holds and possesses fee simple title to the Subject Property without limitation on the right to encumber, and that this Deed of Trust is a first and prior lien on the Subject Property. Grantor hereby represents and warrants that all of the Subject Property is a single tax parcel, and there are no properties included in such tax parcel other than the Subject Property. Grantor further covenants and agrees that it shall not cause all or any portion of the Subject Property to be replatted or for any lots or boundary lines to be adjusted, changed or altered for either ad valorem tax purposes or otherwise, and shall not consent to the assessment of the Subject Property in more than one tax parcel or in conjunction with any property other than the Subject Property.

5.2	TAXES AND ASSESSMENTS.

(a)
Subject to Grantor's rights to contest in good faith payment of taxes as provided in Section 5.2(c) below, Grantor shall pay prior to delinquency all taxes, assessments, levies and charges imposed by any public or quasi‑public authority or utility company which are or which may become a lien upon or cause a loss in value of the Subject Property or any interest therein. Grantor shall also pay prior to delinquency all taxes, assessments, levies and charges imposed by any public authority upon Beneficiary by reason of its interest in any Secured Obligations or in the Subject Property, or by reason of any payment made to Beneficiary pursuant to any Secured Obligations; provided, however, Grantor shall have no obligation to pay taxes which may be imposed from time to time upon Beneficiary and which are measured by and imposed upon Beneficiary's net income.

(b)
Grantor will not, without the prior written consent of Beneficiary, which may be withheld in Beneficiary’s discretion, consent to or allow the creation of any so-called special districts, special improvement districts, benefit assessment districts or similar districts of any nature, or any other body or entity of any type, or allow to occur any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Subject Property, and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts are being formed that, subject to applicable law, should Grantor or any other person or entity include all or any portion of the Subject Property in such district or districts, whether formed or in the process of formation, without first obtaining Beneficiary’s express written consent, then the lien of this Deed of Trust and the rights and interests in the Subject Property arising by virtue of this Deed of Trust in favor of Beneficiary or its successors in interest (which term shall include, without limitation, any foreclosure purchaser or purchaser acquiring by deed of lieu of foreclosure, and any transferee of the Subject Property following completion of foreclosure or deed in lieu thereof) shall be senior and superior to any taxes, assessments or impositions of any nature, or any liens (whether statutory, contractual or otherwise) levied or imposed upon the Subject Property or any portion thereof as a result of the inclusion of the Subject Property in such district or districts.

(c)
Grantor may contest in good faith any taxes or assessments if: (i) Grantor pursues the contest diligently and in compliance with applicable laws, in a manner which Beneficiary determines is not prejudicial to Beneficiary, and does not impair the rights of Beneficiary under any of the Loan Documents; and (b) Grantor deposits with Beneficiary any funds or other forms of assurance which Beneficiary in good faith determines from time to time appropriate to protect Beneficiary from the consequences of the contest being unsuccessful. Grantor’s compliance with this

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Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

5.3
TAX AND INSURANCE IMPOUNDS. At any time following the occurrence of a Default and in accordance with the other Loan Documents, at Beneficiary's option and upon its demand, Grantor shall, until all Secured Obligations have been paid in full, pay to Beneficiary monthly, annually or as otherwise directed by Beneficiary an amount estimated by Beneficiary to be equal to: (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Subject Property or Collateral and will become due for the tax year during which such payment is so directed; and (b) premiums for fire, hazard and insurance required or requested pursuant to the Loan Documents when same are next due. If Beneficiary determines that any amounts paid by Grantor are insufficient for the payment in full of such taxes, assessments, levies, charges and/or insurance premiums, Beneficiary shall notify Grantor of the increased amounts required to pay all amounts when due, whereupon Grantor shall pay to Beneficiary within thirty (30) days thereafter the additional amount as stated in Beneficiary's notice. All sums so paid shall not bear interest, except to the extent and in any minimum amount required by law; and Beneficiary shall, unless Grantor is otherwise in Default hereunder or under any Loan Document, apply said funds to the payment of, or at the sole option of Beneficiary release said funds to Grantor for the application to and payment of, such sums, taxes, assessments, levies, charges, and insurance premiums. Upon Default by Grantor hereunder or under any Loan Document, Beneficiary may apply all or any part of said sums to any Secured Obligation and/or to cure such Default, in which event Grantor shall be required to restore all amounts so applied, as well as to cure any other events or conditions of Default not cured by such application. Upon assignment of this Deed of Trust, Beneficiary shall have the right to assign in writing all amounts collected and in its possession to its assignee whereupon Beneficiary shall be released from all liability with respect thereto. Within ninety-five (95) days following full repayment of the Secured Obligations (other than full repayment of the Secured Obligations as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the Secured Obligations) or at such earlier time as Beneficiary may elect, the balance of all amounts collected and in Beneficiary's possession shall be paid to Grantor and no other party shall have any right or claim thereto. The provisions of this Section are not intended to contravene any applicable requirements of the laws of the State of Colorado, and from time to time the provisions of this Section shall be deemed modified as necessary to be in conformance with the laws of the State of Colorado (provided that the provisions of this Section shall be controlling to the extent any contrary requirements of Colorado law may be waived, and Grantor hereby waives those requirements of Colorado law to the fullest extent allowed).

5.4	PERFORMANCE OF SECURED OBLIGATIONS. Grantor shall promptly pay and perform each Secured Obligation for which it is responsible hereunder or under the Loan Agreement when due.

5.5
LIENS, ENCUMBRANCES AND CHARGES. Grantor shall immediately discharge any lien not approved by Beneficiary in writing that has or may attain priority over this Deed of Trust. Subject to the following sentence, Grantor shall pay when due all obligations secured by or which may become liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Subject Property or Collateral, or any interest therein, whether senior or subordinate hereto. If a lien statement is recorded which affects the Subject Property, Grantor shall, within twenty (20) calendar days of such recording or within five (5) calendar days of Beneficiary’s demand, whichever occurs first: (a) pay and discharge the lien statement; (b) effect the release thereof by recording or delivering to Beneficiary a surety bond in sufficient form and amount; or (c) provide Beneficiary with other assurances which Beneficiary deems, in its sole discretion, to be satisfactory for the payment of such lien statement and for the full and continuous protection of Beneficiary from the effect of such lien statement.

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5.6	DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.

(a)
The following (whether now existing or hereafter arising) are all absolutely and irrevocably assigned by Grantor to Beneficiary and, at the request of Beneficiary, shall be paid directly to Beneficiary: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Subject Property or Collateral; (ii) all other claims and awards for damages to, or decrease in value of, all or any part of, or any interest in, the Subject Property or Collateral; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Subject Property or Collateral; and (iv) all interest which may accrue on any of the foregoing. Subject to applicable law and Section 5.6(b) below, and without regard to any requirement contained in Section 5.7(d), Beneficiary may at its discretion apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any claim and may apply the balance to the Secured Obligations in any such order acceptable to Beneficiary, and/or Beneficiary may release all or any part of the proceeds to Grantor upon any conditions Beneficiary may impose. Beneficiary may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary; provided, however, in no event shall Beneficiary be responsible for any failure to collect any claim or award, regardless of the cause of the failure, including, without limitation, any malfeasance or nonfeasance by Beneficiary or its employees or agents.

(b)
Beneficiary shall permit insurance or condemnation proceeds held by Beneficiary to be used for repair or restoration but may condition such application upon reasonable conditions, including, without limitation: (i) the deposit with Beneficiary of such additional funds which Beneficiary determines are needed to pay all costs of the repair or restoration, (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) the establishment of an arrangement for lien releases and disbursement of funds acceptable to Beneficiary; (iii) the delivery to Beneficiary of plans and specifications for the work, a contract for the work signed by a contractor acceptable to Beneficiary, a cost breakdown for the work and a payment and performance bond for the work, all of which shall be acceptable to Beneficiary; and (iv) the delivery to Beneficiary of evidence acceptable to Beneficiary (aa) that after completion of the work the income from the Subject Property will be sufficient to pay all expenses and debt service for the Subject Property; (bb) of the continuation of Leases acceptable to and required by Beneficiary; (cc) that upon completion of the work, the size, capacity and total value of the Subject Property will be at least as great as it was before the damage or condemnation occurred; (dd) that there has been no material adverse change in the financial condition or credit of Grantor since the date of this Deed of Trust; (ee) no Default shall have occurred, and (ff) of the satisfaction of any additional conditions that Beneficiary may reasonably establish to protect its security. Grantor hereby acknowledges that the conditions described above are reasonable, and, if such conditions have not been satisfied within sixty (60) days of receipt by Beneficiary of such insurance or condemnation proceeds, then Beneficiary may apply such insurance or condemnation proceeds to pay the Secured Obligations in such order and amounts as Beneficiary in its sole discretion may choose.

(c)
Notwithstanding the foregoing provisions of this Section 5.6, if the insurance or condemnation proceeds equal $1,000,000 or less, Beneficiary shall release such proceeds to Grantor for repair or restoration of the Subject Property without any additional requirements or conditions.

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5.7
MAINTENANCE AND PRESERVATION OF THE SUBJECT PROPERTY. Subject to the provisions of the Loan Agreement, Grantor covenants: (a) to insure the Subject Property and Collateral against such risks as Beneficiary may require pursuant to the Loan Agreement and, at Beneficiary's request (but not more than fifteen (15) days prior to the termination date of any existing coverage), to provide evidence of such insurance to Beneficiary, and to comply with the requirements of any insurance companies providing such insurance; (b) to keep the Subject Property and Collateral in good condition and repair; (c) not to remove or demolish the Subject Property or Collateral or any part thereof, not to alter, restore or add to the Subject Property or Collateral and not to initiate or acquiesce in any change in any zoning or other land classification which affects the Subject Property without Beneficiary's prior written consent or as provided in the Loan Agreement; (d) to complete or restore promptly and in good and workmanlike manner the Subject Property and Collateral, or any part thereof which may be damaged or destroyed, without regard to whether Beneficiary elects to require that insurance proceeds be used to reduce the Secured Obligations as provided in Section 5.6; (e) to comply with all laws, ordinances, regulations and standards, and all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character which affect the Subject Property or Collateral and pertain to acts committed or conditions existing thereon, including, without limitation, any work, alteration, improvement or demolition mandated by such laws, covenants or requirements; (f) not to commit or permit waste of the Subject Property or Collateral; and (g) to do all other acts which from the character or use of the Subject Property or Collateral may be reasonably necessary to maintain and preserve its value.

5.8
DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. At Grantor's sole expense, Grantor shall protect, preserve and defend the Subject Property and Collateral and title to and right of possession of the Subject Property and Collateral, the security hereof and the rights and powers of Beneficiary hereunder against all adverse claims. Grantor shall give Beneficiary prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Subject Property or Collateral and of any condemnation offer or action.

5.9
POWERS OF BENEFICIARY. Beneficiary may, without affecting the personal liability of any person for payment of any indebtedness or performance of any obligations secured hereby and without liability therefor and without notice: (a) release or direct the Trustee to release all or any part of the Subject Property; (b) consent to the making of any map or plat thereof; and (c) join in any grant of easement thereon, any declaration of covenants and restrictions, or any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust.

5.10	COMPENSATION; EXCULPATION; INDEMNIFICATION.

(a)
Grantor shall pay Trustee's fees and reimburse Trustee for expenses to which Trustee is entitled under applicable law. Grantor shall pay to Beneficiary reasonable compensation for services rendered concerning this Deed of Trust, including without limit any statement of amounts owing under any Secured Obligation. Beneficiary shall not directly or indirectly be liable to Grantor or any other person as a consequence of (i) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Grantor under any agreement related to the Subject Property or Collateral or under this Deed of Trust; or (iii) any loss sustained by Grantor or any third party resulting from Beneficiary's failure (whether by malfeasance, nonfeasance or refusal to act) to lease the Subject Property after a Default (hereinafter defined) or from any other act or omission (regardless of whether same constitutes negligence) of Beneficiary in managing the Subject Property after a Default unless the loss is caused by the gross negligence or willful misconduct of Beneficiary and no such liability shall

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be asserted against or imposed upon Beneficiary, and all such liability is hereby expressly waived and released by Grantor.

(b)
Grantor indemnifies Beneficiary against, and holds Beneficiary harmless from, all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other expenses which it may suffer or incur: (i) by reason of this Deed of Trust; (ii) by reason of the execution of this deed of trust or in performance of any act required or permitted hereunder or by law; (iii) as a result of any failure of Grantor to perform Grantor's obligations; or (iv) by reason of any alleged obligation or undertaking on Beneficiary's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Subject Property. The above obligation of Grantor to indemnify and hold harmless Beneficiary shall survive the release and cancellation of the Secured Obligations and the release or partial release of this Deed of Trust.

(c)
Grantor shall pay all amounts and indebtedness arising under this Section 5.10 immediately upon demand by Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Note as specified therein.

5.11	DUE ON SALE OR ENCUMBRANCE. The terms "Loan" and "Loan Documents" have the meaning given them in the Loan Agreement described in Section 2.1. Grantor represents, agrees and acknowledges that:

(a)
Improvement and operation of real property is a highly complex activity which requires substantial knowledge of law and business conditions and practices, and an ability to control, coordinate and schedule the many factors affecting such improvement and operation. Experience, financial stability, managerial ability and a good reputation in the business community enhance an owner’s and operator's ability to obtain market rents and to induce cooperation in scheduling and are taken into account by Beneficiary in approving loan applications.

(b)
Grantor has represented to Beneficiary, not only in the representations and warranties contained in the Loan Documents, but also in its initial loan application and in all of the negotiations connected with Beneficiary making the Loan, certain facts concerning Grantor's financial stability, managerial and operational ability, reputation, skill, and creditworthiness. Beneficiary has relied upon these representations and warranties as a substantial and material consideration in its decision to make the Loan.

(c)
The conditions and terms provided in the Loan Agreement were induced by these representations and warranties and would not have been made available by Beneficiary in the absence of these representations and warranties.

(d)
Beneficiary would not have made this Loan if Beneficiary did not have the right to sell, transfer, assign, or grant participations in the Loan and in the Loan Documents, and that such participations are dependent upon the potential participants' reliance on such representations and warranties.

(e)
Grantor's financial stability and managerial and operational ability and that of those persons or entities having a direct or beneficial interest in Grantor are a substantial and material consideration to any third parties who have entered or will enter into agreements with Grantor.

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(f)
Beneficiary has relied upon the skills and services offered by such third parties and the provision of such skills and services is jeopardized if Grantor breaches its covenants contained below regarding Transfers.

(g)
A transfer of possession of or title to the Subject Property, or a change in the person or entity operating, developing, constructing or managing the Subject Property, would substantially increase the risk of Default under the Loan Documents and significantly and materially impair and reduce Beneficiary's security for the Note.

(h)
As used herein, the term "Transfer" shall mean each of the following actions or events: the sale, transfer, assignment, lease as a whole, encumbrance, hypothecation, mortgage or pledge in any manner whatsoever, whether voluntarily, involuntarily or by operation of law of: (i) the Subject Property or Collateral or any interest therein; (ii) title to any other security more specifically described in any Loan Document; (iii) Grantor's right, title and/or interest in the Loan Documents and any subsequent documents executed by Grantor in connection therewith; (iv) legal or beneficial ownership of any partnership interest in Grantor if Grantor is a partnership; (v) legal or beneficial ownership of any membership interest in Grantor if Grantor is a limited liability company; (vi) legal or beneficial ownership of any partnership interest in any general partner, venturer or member of Grantor; or (vii) legal or beneficial ownership of any of the stock in Grantor if Grantor is a corporation or in any general partner, venturer or member in Grantor that is a corporation.

(i)
Grantor shall not make or commit to make any Transfer without Beneficiary’s prior written consent, which it may grant or withhold at its sole discretion (except with respect to those Transfers reasonably approved by Beneficiary or otherwise expressly permitted under Sections 9.17, 9.18 or 9.19 of the Loan Agreement). It is expressly agreed that Beneficiary may predicate Beneficiary's decision to grant consent to a Transfer on such terms and conditions as Beneficiary may require, in Beneficiary's sole discretion, including without limitation (i) consideration of the creditworthiness of the party to whom such Transfer will be made and its development and management ability with respect to the Subject Property, (ii) consideration of whether the security for repayment, performance and discharge of the Secured Obligations, or Beneficiary's ability to enforce its rights, remedies, and recourses with respect to such security, will be impaired in any way by the proposed Transfer, (iii) an increase in the rate of interest payable under the Note or any other change in the terms and provisions of the Note and other Loan Documents, (iv) reimbursement of Beneficiary for all costs and expenses incurred by Beneficiary in investigating the creditworthiness and management ability of the party to whom such Transfer will be made and in determining whether Beneficiary's security will be impaired by the proposed Transfer, (v) payment to Beneficiary of a transfer fee to cover the cost of documenting the Transfer in its records, (vi) payment of Beneficiary's reasonable attorneys' fees in connection with such Transfer, (vii) endorsements (to the extent available under applicable law) to any existing mortgagee title insurance policies or construction binders insuring Beneficiary's liens and security interests covering the Subject Property, and (viii) require additional security for the payment, performance and discharge of the Secured Obligations. If Beneficiary's consent should be given, any Transfer shall be subject to the Loan Documents and any transferee of Grantor's interest shall: (i) assume all of Grantor's obligations thereunder; and (ii) agree to be bound by all provisions and perform all obligations contained therein; provided, however, that such assumption shall not release Grantor or any maker or any guarantor of the Note from any liability thereunder or under any other Loan Documents without the prior written consent of Beneficiary. In the event of any Transfer without the prior written consent of Beneficiary, whether or not Beneficiary elects to enforce its right to accelerate the Loan pursuant to Sections 6.1 and 6.2, all sums owing under the Note, as well as all other charges, expenses and costs owing

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under the Loan Documents, shall at the option of Beneficiary, automatically bear interest at five percent (5%) above the rate provided in the Note, from the date (or any date thereafter) of such unconsented to Transfer. Grantor acknowledges that the automatic shift(s) to this alternate rate is reasonable since the representations that Beneficiary relied upon in making the Loan may no longer be relied upon. A consent by Beneficiary to one or more Transfers shall not be construed as a consent to further Transfers or as a waiver of Beneficiary's consent with respect to future Transfers.

5.12
RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Subject Property and Collateral or in any manner obligated under the Secured Obligations ("Interested Parties"), Beneficiary may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligations, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligations, or accept additional security or release or direct the Trustee to release all or a portion of the Subject Property and Collateral and other security for the Secured Obligations. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the liens, assignments and security interests granted under this Deed of Trust upon the Subject Property, the Collateral, or any other security provided herein or in the other Loan Documents.

5.13
RELEASE. If the Secured Obligations are paid, performed and discharged in full in accordance with the terms of this Deed of Trust, the Note, and the other Loan Documents, then Beneficiary shall cause this Deed of Trust to be released by Trustee at Grantor's request and expense, and Beneficiary shall have no further obligation to make advances under and pursuant to the provisions hereof or in the other Loan Documents. Notwithstanding anything contained herein to the contrary, Beneficiary hereby agrees, subject to the provisions of Section 2.10 of the Loan Agreement, to cause Trustee to reconvey the Subject Property notwithstanding the fact that all of the Secured Obligations have not been satisfied.

5.14
SUBROGATION. Subject to applicable law, Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to the Loan Documents or by the proceeds of any loan secured by this Deed of Trust.

5.15
RIGHT OF INSPECTION. Subject to applicable law, Beneficiary, its agents and employees, may enter the Subject Property at any reasonable time for the purpose of inspecting the Subject Property and Collateral and ascertaining Grantor's compliance with the terms hereof.

5.16
CONTRACTS. Grantor will deliver to Beneficiary a copy of each Contract promptly after the execution of same by all parties thereto and subject to any approval of Beneficiary required by any of the Loan Documents. Within twenty (20) days after a request by Beneficiary, Grantor shall prepare and deliver to Beneficiary a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist, and other information specified by Beneficiary, of or with respect to each of such Contracts, together with a copy thereof (if so requested by Beneficiary). Grantor represents and warrants that none of the Contracts encumber or create a lien on the Subject Property or Collateral, but are personal with Grantor. As used herein, the term "Contract" shall mean any management agreement, leasing and brokerage agreement, and operating or service contract with respect to the Subject Property or Collateral.

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ARTICLE 6. DEFAULT PROVISIONS

6.1
DEFAULT. For all purposes hereof, the term "Default" shall mean (a) the existence of any Event of Default as defined in the Loan Agreement; (b) at Beneficiary's option, the failure of Grantor to make any payment of principal or interest on the Note or to pay any other amount due hereunder or under the Note when the same is due and payable, whether at maturity, by acceleration or otherwise; (c) the failure of Grantor to perform any non-monetary obligation hereunder, or the failure to be true of any representation or warranty of Grantor contained herein and the continuance of such failure for ten (10) days after notice, or within any longer grace period, if any, allowed in the Loan Agreement for such failure, or (d) if Grantor or any other Person shall make a Transfer without the prior written consent of Beneficiary (which consent may be withheld in Beneficiary's sole discretion (except for those Transfers reasonably approved by Beneficiary or otherwise expressly permitted under Sections 9.17, 9.18 and 9.19 of the Loan Agreement) or conditioned as provided in Section 5.11 above).

6.2	RIGHTS AND REMEDIES. At any time after Default, Beneficiary shall have all the following rights and remedies, subject to applicable law:

(a)	With or without notice, to declare all Secured Obligations immediately due and payable.

(b)
With or without notice, and without releasing Grantor from any Secured Obligations, and without becoming a mortgagee in possession, to cure any breach or Default of Grantor and, in connection therewith, to enter upon the Subject Property and do such acts and things as Beneficiary deems necessary or desirable to protect the security hereof, including, without limitation: (i) to appear in and defend any action or proceeding purporting to affect the security of this Deed of Trust or the rights or powers of Beneficiary under this Deed of Trust; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of Beneficiary, is or may be senior in priority to this Deed of Trust, the judgment of Beneficiary being conclusive as between the parties hereto; (iii) to obtain insurance; (iv) to pay any premiums or charges with respect to insurance required to be carried under this Deed of Trust; or (v) to employ counsel, accountants, contractors and other appropriate persons.

(c)
To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Grantor hereunder, and Grantor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Grantor waives the defense of laches and any applicable statute of limitations.

(d)
To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Subject Property as a matter of strict right and without regard to the adequacy of the security for the repayment of the Secured Obligations, the existence of a declaration that the Secured Obligations are immediately due and payable, or the filing of a notice of default, or the commencement of a foreclosure, and Grantor hereby consents to such appointment by a court of competent jurisdiction upon ex parte application, and without notice; notice being hereby expressly waived. Such receiver and his agents shall be empowered (i) to take possession of the Subject Property and any businesses conducted by Grantor or any other person thereon and any business assets used in connection therewith and, if the receiver deems it appropriate, to operate the same, (ii) to exclude Grantor and Grantor’s agents, servants, and employees from the Subject Property, (iii) to collect all Payments and the rents, issues, profits, and income from the Subject Property, (iv) to complete any construction which may be in progress, (v) to do such maintenance and make such

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repairs and alterations as the receiver deems necessary, (vi) to use all stores of materials, supplies, and maintenance equipment on the Subject Property and replace such items at the expense of the receivership estate, (vii) to pay all taxes and assessments against the Subject Property and the Collateral, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (viii) generally to do anything which Grantor could legally do if Grantor were in possession of the Subject Property. All expenses incurred by the receiver or his agents shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys’ fees incurred by the receiver and by Beneficiary, together with interest thereon from the date incurred until repaid at the rate of interest applicable under the Note upon its maturity (whether by acceleration or otherwise), and the balance shall be applied toward the Secured Obligations or in such other manner as the court may direct. Unless sooner terminated with the express consent of Beneficiary, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the property has passed after foreclosure sale and all applicable periods of redemption have expired.

(e)
To enter upon, possess, manage and operate the Subject Property or any part thereof, to take and possess all documents, books, records, papers and accounts of Grantor or the then owner of the Subject Property, to make, terminate, enforce or modify Leases of the Subject Property upon such terms and conditions as Beneficiary deems proper, to make repairs, alterations and improvements to the Subject Property as necessary, in Beneficiary's sole judgment, to protect or enhance the security hereof. Beneficiary may also take possession of any and all Payments that may previously have been collected by or on behalf of Grantor and that remain in the possession or control of Grantor, whether or not commingled with other funds of Grantor, and together with any bank or similar accounts in which such Payments may be deposited or held.

(f)
Notwithstanding the availability of legal remedies, the right to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Grantor to cure or refrain from repeating any default.

(g)
With or without accelerating the maturity of the Secured Obligations, sue from time to time for any payment due under any of the Loan Documents or for money damages resulting from Grantor’s default under any of the Loan Documents.

(h)
Foreclose this Deed of Trust, by way of a trustee’s sale pursuant to the provisions of Title 38, Article 38, Colorado Revised Statutes, as currently in effect, as amended, or in any other manner then permitted by law. If this Deed of Trust encumbers more than one parcel of real estate, foreclosure may be by separate parcel or en masse, as Beneficiary may elect in its sole discretion. Foreclosure through Trustee will be initiated by Beneficiary’s filing of its notice of election and demand for sale with Trustee. Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other requirements of the laws of Colorado then in force with respect to such sales, and shall give four weeks’ public notice of the time and place of such sale by advertisement weekly in some newspaper of general circulation then published in the County or City and County in which the Subject Property is located. Any sale conducted by Trustee pursuant to this Section 6.2(h) shall be held at the front door of the county courthouse for such County or City and County, or on the Subject Property, or at such other place as similar sales are then customarily held in such County or City and County, provided that the actual place of sale shall be specified in the notice of sale. All fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, the costs of any appraisals of the Subject Property obtained by

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Beneficiary, all costs of any receivership for the Subject Property advanced by Beneficiary, and all attorneys’ and consultants’ fees incurred by Beneficiary, shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Grantor to Beneficiary at any foreclosure sale. At the conclusion of any foreclosure sale, the officer conducting the sale shall execute and deliver to the purchaser at the sale a certificate of purchase which shall describe the property sold to such purchaser and shall state that upon the expiration of the applicable periods for redemption, the holder of such certificate will be entitled to a deed to the property described in the certificate. After the expiration of all applicable periods of redemption, unless the property sold has been redeemed by a party entitled to redemption, the officer who conducted such sale shall, upon request, execute and deliver an appropriate deed to the holder of the certificate of purchase or the last certificate of redemption, as the case may be. For purposes of any redemption, interest shall accrue on all sums within the redemption amount at the interest rate applicable under the Note after its maturity (whether by acceleration or otherwise) until the redemption is made. Nothing in this Section 6.2(h) dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

(i)
To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non‑judicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Beneficiary determines in its sole discretion.

(j)
Upon sale of the Subject Property at any judicial or non-judicial foreclosure, Beneficiary may bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such bid, to the extent permitted by law, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Subject Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Subject Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Subject Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Subject Property prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any hazardous materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Subject Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Subject Property; (v) anticipated discounts upon resale of the Subject Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Grantor acknowledges and agrees that: (w) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its bid; (x) this Section does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the bid is made; (y) the amount of Beneficiary's bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Grantor and Beneficiary; and (z) Beneficiary's bid may be (at Beneficiary's sole and absolute discretion) higher or lower than any appraised value of the Subject Property.

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6.3
APPLICATION OF FORECLOSURE SALE PROCEEDS. The proceeds of any foreclosure sale shall be applied first to the fees and expenses of the Trustee or other officer conducting the sale, and then to the reduction or discharge of the Secured Obligations; any surplus remaining shall be paid over to Borrower or to such other person or persons as may be lawfully entitled to such surplus.

6.4
APPLICATION OF OTHER SUMS. Except as set forth in Section 6.3 above, all sums received by Beneficiary under Section 6.2 or Section 3.2, less all costs and expenses incurred by Beneficiary or any receiver under Section 6.2 or Section 3.2, including, without limitation, attorneys' fees, shall be applied in payment of the Secured Obligations in such order as Beneficiary shall determine in its sole discretion; provided, however, Beneficiary shall have no liability for funds not actually received by Beneficiary.

6.5
NO CURE OR WAIVER. Neither Beneficiary's nor any receiver's entry upon and taking possession of all or any part of the Subject Property and Collateral, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligations, nor the exercise or failure to exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any breach, Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and Grantor has cured all other defaults), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of or security interests created by this Deed of Trust.

6.6
PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Grantor agrees to pay to Beneficiary immediately and without demand all costs and expenses of any kind incurred by Beneficiary pursuant to Section 6.2 (including, without limitation, Trustee fees and expenses, court costs and attorneys' fees, whether incurred in litigation or not, and appraisal fees) with interest from the date of expenditure until said sums have been paid at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.7
POWER TO FILE NOTICES AND CURE DEFAULTS. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney‑in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, (b) upon the issuance of a deed pursuant to the foreclosure of the lien of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the Subject Property and Collateral, Leases and Payments in favor of the grantee of any such deed, as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Subject Property and Collateral, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, Beneficiary may perform any obligation of Grantor hereunder; provided, however, that: (i) Beneficiary as such attorney‑in‑fact shall only be accountable for such funds as are actually received by Beneficiary; and (ii) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to act (whether such failure constitutes negligence) by Beneficiary under this Section.

ARTICLE 7. MISCELLANEOUS PROVISIONS

7.1	ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede

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all prior negotiations. The Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Grantor which apply to this Deed of Trust and to the Subject Property and Collateral.

7.2
MERGER. No merger shall occur as a result of Beneficiary's acquiring any other estate in, or any other lien on, the Subject Property unless Beneficiary consents to a merger in writing. Furthermore, the assignment of the Payments and other liens, security interests, rights and remedies granted hereunder to Beneficiary, and the covenants, representations, warranties and obligations of Grantor which are not satisfied or discharged by any foreclosure of the Subject Property, shall survive such foreclosure and remain in force and effect thereafter, it being acknowledged and agreed that all obligations of Grantor and rights and remedies of Beneficiary set forth herein are contractual in nature, and such obligations, rights and remedies, and all liens, assignments, security interests and other security provided to Beneficiary hereunder and under the other Loan Documents (but excluding the lien against the Subject Property or portions thereof that are foreclosed) shall not be extinguished by the subject foreclosure.

7.3	OBLIGATIONS OF GRANTOR, JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as "Grantor", the obligations of all such persons hereunder shall be joint and several.

7.4
WAIVER OF HOMESTEAD AND OTHER EXEMPTIONS. To the extent permitted by law, Grantor hereby waives all rights to any homestead or other exemption to which Grantor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law.

7.5
WAIVER OF MARSHALLING RIGHTS. To the extent permitted by law, Grantor, for itself and for all parties claiming through or under Grantor, and for all parties who may acquire a lien on or interest in the Subject Property and Collateral, hereby waives all rights to have the Subject Property and Collateral and/or any other property, which is now or later may be security for any Secured Obligations ("Other Property") marshalled upon any foreclosure of the lien of this Deed of Trust or on a foreclosure of any other lien or security interest against any security for any of the Secured Obligations. Trustee, if so directed by Beneficiary at its election, shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Subject Property and any or all of the Collateral or Other Property as a whole or in separate parcels, in any order that Beneficiary may designate.

7.6
RULES OF CONSTRUCTION. When the identity of the parties or other circumstances make it appropriate the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The term "Subject Property" and "Collateral" means all and any part of the Subject Property and Collateral, respectively, and any interest in the Subject Property and Collateral, respectively.

7.7
SUCCESSORS IN INTEREST. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto; provided, however, that this Section 7.7 does not waive or modify the provisions of Section 6.1.

7.8
EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective

Loan No. 1002835

acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

7.9	COLORADO LAW. This Deed of Trust shall be construed in accordance with the laws of the State of Colorado, except to the extent that federal laws preempt the laws of the State of Colorado.

7.10	INCORPORATION. Exhibit A and Exhibit B, as attached, are incorporated into this Deed of Trust by this reference.

7.11
NOTICES. All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Deed of Trust shall be in writing and shall be considered as properly given if delivered personally or sent by certified United States mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective upon receipt at the address set forth below; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Grantor:	KBSII GRANITE TOWER, LLC c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Mark Brecheen, Sr. Vice President Tel: (949) 417-6535 Fax: (949) 417-6518
Beneficiary:
WELLS FARGO BANK, NATIONAL ASSOCIATION
Real Estate Group (AU #02955)
2030 Main Street, Suite 800
Irvine, CA 92614
Attn: Bryan Stevens, Senior Vice President
Tel: (949) 251-4125
Fax: (949) 851-9728
Loan # 1002835

With a copy to:	Wells Fargo Bank, National Association Disbursement and Operations Center 2120 East Park Place, Suite 100 El Segundo, CA 90245 Attention: Eva Lopez

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove. Grantor shall forward to Beneficiary, without delay, any notices, letters or other communications delivered to the Subject Property or to Grantor naming Beneficiary, "Lender" or the "Construction Lender" or any similar designation as addressee, or which could reasonably be deemed to affect the construction of the Improvements or the ability of Grantor to perform its obligations to Beneficiary under the Note or the Loan Agreement.

Loan No. 1002835

7.12
LIMITATIONS ON RECOURSE. The limitations on personal liability of Grantor and of its directors, officers, partners and members contained in Section 13.27 of the Loan Agreement shall apply to this Deed of Trust.

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the day and year set forth above.

“GRANTOR”

KBSII GRANITE TOWER, LLC,
a Delaware limited liability company

By:	KBS REIT ACQUISITION XVIII, LLC,
a Delaware limited liability company,
its sole member

By:    KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation,
general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

STATE OF California)
)ss
COUNTY OF Orange)

On January 18, 2011 before me, K. Godin, Notary Public, personally appeared Charles J. Schreiber, Jr., who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity~~(ies)~~, and that by his~~/her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

/s/ K. Godin
Signature

Printed Name: /s/ K. Godin

(SEAL)

EXHIBIT A
Loan No. 1002835

EXHIBIT “A”

DESCRIPTION OF SUBJECT PROPERTY

Exhibit A to Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by KBSII GRANITE TOWER, LLC, a Delaware limited liability company, as Grantor, to the Public Trustee of the County of Denver, State of Colorado, as Trustee, for the benefit of Wells Fargo Bank, National Association, as administrative agent for itself and certain additional lenders, as Beneficiary, dated as of January 27, 2011.

All the certain real property located in the County of Denver, State of Colorado, described as follows

Parcel 1 - Fee Title

Units 1, 1A, 1B, 1C and 5, Block 95 Condominiums,

According to the Amended and Restated Master Declaration of Block 95 Condominiums recorded December 19, 2005 under Reception No. 2005215222, as amended by Amended and Restated First Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded October 7, 2010 at Reception No. 2010115794, and the Amended and Restated Condominium Map thereof recorded December 19, 2005 under Reception No. 2005215223, as amended by First Amendment to the Amended and Restated Condominium Map for Block 95 Condominiums recorded February 12, 2008 under Reception No. 2008017796, in the records of the Clerk and Recorder of the City and County of Denver, State of Colorado.

Parcel 2

Nonexclusive easements: (a) to use each Common Element (as defined in the Declaration, as hereinafter defined), (b) over and across all Common Elements for the use and enjoyment of Units 1, 1A, 1B, 1C and 5, Block 95 Condominiums, the Parking Rights and the Limited Common Elements (as such terms are defined in the Declaration, as hereinafter defined), (b) over and across all Common Elements and the other Units (as defined in the Declaration, as hereinafter defined) for horizontal, vertical, and lateral support, (c) over and across all stairs, hallways, lobbies, drive lanes, walkways and other access-ways designated as Common Elements to gain pedestrian and vehicular access, (d) over and across all stairs, hallways, lobbies, drive lanes, walkways and other access-ways for emergency egress, (e) for ingress and egress to and from the Loading Dock (as defined in the Declaration, as hereinafter defined) for the use of the Loading Dock, (f) for encroachments, (g) for repair, maintenance, restoration and reconstruction, (h) to enter upon, across, over, in, and under any portion of the Condominium Project (as defined in the Declaration, as hereinafter defined) for the purpose of changing, correcting, or otherwise modifying the grade or drainage channels to improve the drainage of water, (i) for the purpose of maintaining, repairing and replacing the existing drainage of water from, over, and across the Condominium Project, (j) for the use of all shafts, chutes, flues, ducts, vents, chases, pipes, wires, conduits, and utility lines for utilities, and (k) for access to and operation, maintenance, repair and replacement of the Central Plant (as defined in the Declaration, as hereinafter defined), including the Plate Heat Exchanger and the Plate Heat Distribution Lines (as such terms are defined in the Declaration, as hereinafter defined), contained in that Amended and Restated Master Declaration of Block 96 Condominiums, recorded December 19, 2005 at Reception No. 2005215222, and Amended and Restated First Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded October 7, 2010 at Reception No. 2010115794 (as amended, the "Declaration").

Parcel 3

Revocable permit or license to encroach with an underground parking structure, contained in that Ordinance No. 3, Series of 1981 recorded July 11, 1985 at Reception No. 037798, in the following described areas in the City and County of Denver and State of Colorado, to wit:

Exhibit A

EXHIBIT A
Loan No. 1002835

Those parts of 18th Street, 19th Street, Curtis Street and Arapahoe Street adjacent to Block 95, East Denver, described as follows:

Beginning at the most northerly corner of Block 95, East Denver; Thence westerly to a point that is 9.50 feet southwesterly of and 9.5 feet northwesterly of said northerly corner; Thence southwesterly and parallel with the northwesterly line of said Block 95, 382.41 feet; Thence southerly to a point that is 9.50 feet southeasterly of and 9.50 feet southwesterly of the most westerly corner of said Block 95; Thence southeasterly and parallel with the southwesterly line of said Block 95, 247.50 feet; Thence easterly to a point that is 9.50 feet northeasterly of and 9.50 feet southeasterly of the most southerly corner of said Block 95; Thence northeasterly and parallel with the southeasterly line of said Block 95, 382.41 feet; Thence northerly to a point that is 9.50 feet northeasterly of and 9.50 feet northwesterly of the most easterly corner of said Block 95; Thence northwesterly and parallel with the northeasterly line of said Block 95, 247.50 feet; thence westerly to the point of beginning.

Exhibit A

EXHIBIT B
Loan No. 1002835

EXHIBIT “B”

NON-BORROWER GRANTOR RIDER

Exhibit B to Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by KBSII GRANITE TOWER, LLC, a Delaware limited liability company, as Grantor, to the Public Trustee of the County of Denver, State of Colorado, as Trustee, for the benefit of Wells Fargo Bank, National Association, as administrative agent for itself and certain additional lenders, as Beneficiary, dated as of January 27, 2011.

To the extent the Deed of Trust secures a promissory note and other loan documents ("Loan Documents") made by a party or parties ("Borrower") not identical to the party or parties constituting Grantor, the party or parties constituting Grantor agree as follows:

1.
CONDITIONS TO EXERCISE OF RIGHTS. Subject to applicable law, Grantor hereby waives any right it may now or hereafter have to require Beneficiary, as a condition to the exercise of any remedy or other right against Grantor hereunder or under any other document executed by Grantor in connection with any Secured Obligations: (a) to proceed against any Borrower or other person, or against any other collateral assigned to Beneficiary by Grantor or any Borrower or other person; (b) to pursue any other right or remedy in Beneficiary's power; (c) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to Beneficiary by any Borrower or other person (other than Grantor), or otherwise to comply with the UCC (as modified or recodified from time to time) with respect to any such personal property collateral; or (d) to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Secured Obligations or any collateral (other than the Subject Property) for any Secured Obligations.

2.
DEFENSES. Subject to applicable law, Grantor hereby waives any defense it may now or hereafter have that relates to: (a) any disability or other defense of any Borrower or other person; (b) the cessation, from any cause other than full performance, of the obligations of Borrower or any other person; (c) the application of the proceeds of any Secured Obligations, by any Borrower or other person, for purposes other than the purposes represented to Grantor by any Borrower or otherwise intended or understood by Grantor or any Borrower; (d) any act or omission by Beneficiary which directly or indirectly results in or contributes to the release of any Borrower or other person or any collateral for any Secured Obligations; (e) the unenforceability or invalidity of any collateral assignment (other than this Deed of Trust) or guaranty with respect to any Secured Obligations, or the lack of perfection or continuing perfection or lack of priority of any lien (other than the lien hereof) which secures any Secured Obligations; (f) any failure of Beneficiary to marshal assets in favor of Grantor or any other person; (g) any modification of any Secured Obligations, including any renewal, extension, acceleration or increase in interest rate; (h) any and all rights and defenses arising out of an election of remedies by Beneficiary; (i) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (j) any failure of Beneficiary to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (k) the election by Beneficiary, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (l) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (m) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or (n) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person. Grantor further waives any and all rights and defenses that Grantor may have because Borrower’s debt is secured by real property; this means, among other things, that: (1) Beneficiary may collect from Grantor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Beneficiary forecloses on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Beneficiary may collect from Grantor even if Beneficiary, by foreclosing on the real property collateral, has destroyed any right Grantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Grantor may have because Borrower’s debt is secured by real property. Without limiting the generality of the foregoing or any other provision hereof, Grantor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation

EXHIBIT B
Loan No. 1002835

any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Grantor.

3.
SUBROGATION. Grantor hereby waives, until such time as all Secured Obligations are fully performed: (a) any right of subrogation against any Borrower that relates to any Secured Obligations; (b) any right to enforce any remedy Grantor may now or hereafter have against any Borrower that relates to any Secured Obligations; and (c) any right to participate in any collateral now or hereafter assigned to Beneficiary with respect to any Secured Obligations.

4.
BORROWER INFORMATION. Grantor warrants and agrees: (a) that Beneficiary would not make the Loan but for this Deed of Trust; (b) that Grantor has not relied, and will not rely, on any representations or warranties by Beneficiary to Grantor with respect to the credit worthiness of any Borrower or the prospects of repayment of any Secured Obligations from sources other than the Subject Property; (c) that Grantor has established and/or will establish adequate means of obtaining from each Borrower on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of each Borrower; (d) that Grantor assumes full responsibility for keeping informed with respect to each Borrower's business operations, if any, and financial condition; (e) that Beneficiary shall have no duty to disclose or report to Grantor any information now or hereafter known to Beneficiary with respect to any Borrower, including, without limitation, any information relating to any of Borrower's business operations or financial condition; and (f) that Grantor is familiar with the terms and conditions of the Loan Documents and consents to all provisions thereof.

5.
REINSTATEMENT OF LIEN. Beneficiary's rights hereunder shall be reinstated and revived, and the enforceability of this Deed of Trust shall continue, with respect to any amount at any time paid on account of any Secured Obligations which Beneficiary is thereafter required to restore or return in connection with a bankruptcy, insolvency, reorganization or similar proceeding with respect to any Borrower.

6.
SUBORDINATION. Until all of the Secured Obligations have been fully paid and performed: (a) Grantor hereby agrees that all existing and future indebtedness and other obligations of each Borrower to Grantor (collectively, the "Subordinated Debt") shall be and are hereby subordinated to all Secured Obligations which constitute obligations of the applicable Borrower, and the payment thereof is hereby deferred in right of payment to the prior payment and performance of all such Secured Obligations; (b) Grantor shall not collect or receive any cash or non-cash payments on any Subordinated Debt or transfer all or any portion of the Subordinated Debt; and (c) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, any Borrower with respect to any Subordinated Debt is received by Grantor, such payment or distribution shall be held in trust and immediately paid over to Beneficiary, is hereby assigned to Beneficiary as security for the Secured Obligations, and shall be held by Beneficiary in an interest bearing account until all Secured Obligations have been fully paid and performed.

7.
LAWFULNESS AND REASONABLENESS. Grantor warrants that all of the waivers in this Deed of Trust are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Grantor may destroy or impair rights which Grantor would otherwise have against Beneficiary, Borrower and other persons, or against collateral. Grantor agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, the other waivers herein shall nonetheless remain in full force and effect.

8.
ENFORCEABILITY. Grantor hereby acknowledges that: (a) the obligations undertaken by Grantor in this Deed of Trust are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Beneficiary's consideration for entering into this transaction, Beneficiary has specifically bargained for the waiver and relinquishment by Grantor of all such defenses, and (d) Grantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Grantor does hereby represent and confirm to Beneficiary that Grantor is fully informed regarding, and that Grantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Grantor, and (iv) the legal consequences to Grantor of waiving such defenses. Grantor acknowledges that Grantor makes this Deed of Trust with the intent that this Deed of Trust and all of the informed waivers herein shall each and all be fully enforceable by Beneficiary, and that Beneficiary is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

EXHIBIT B
Loan No. 1002835

9.
DISCLOSURE OF INFORMATION; PARTICIPATIONS. Grantor understands and agrees that Beneficiary may elect, at any time, to sell, assign, or participate all or any part of Beneficiary's interest in the Loan, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Beneficiary's sole discretion. Grantor further agrees that Beneficiary may disseminate to any such potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Beneficiary with respect to: (a) the Subject Property and Collateral and its operation; (b) any party connected with the Loan (including, without limitation, the Grantor, the Borrower, any partner of Borrower and any guarantor); and/or (c) any lending relationship other than the Loan which Beneficiary may have with any party connected with the Loan.

10.
INTEGRATION; INTERPRETATION. This Deed of Trust and the other Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. This Deed of Trust and the other Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Beneficiary in writing.